THIRD AMENDMENT TO LEASE AGREEMENT

ORIGINAL

This Amendment (the "Third Amendment to Lease Agreement") is made effective the 1st day of March 2007 (the "Effective Date") by and between InSite **Corporate** Park, L.P., successor to NL Capital Management, Inc, agent for Life Insurance Company of the Southwest (herein referred to as "Lessor") and Enerteck Chemical Corp., a Texas corporation (herein referred to as "Lessee") on the following terms and conditions, and thus:

WITNESSETH:

Whereas, Lessor and Lessee have entered into that certain Lease Agreement dated February 1, 2001 (the "Lease") whereas Lessee leased from Lessor approximately 557 square feet of net rentable area ("Original Leased Premises") and that certain First Amendment to Lease Agreement ("First Amendment") dated March 31, 2003 whereas the Original Leased Premises was relocated and expanded to approximately 2,692 square feet of net rentable area more specifically known as Suite 150 and further amended by certain Second Amendment to Lease Agreement ("Second Amendment") dated ~~March~~ 18, 2006 in the building commonly known as the Atrium Building, 10701 Corporate Drive, Suite 150 Stafford, Texas 77477. April D.R.

Now, Therefore, for and in consideration of the sum of Ten dollars and No/100 ($10.00) and other good and valuable consideration respectively paid by each part to the other the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby supplement and amend the Lease as follows:

1. **Section 1. Premises.** Lessor and Lessee agree the premises has been remeasured and revised to contain approximately 2,722 square feet of net rentable area ("Leased Premises").

2. Section 2. Term. The Lease Term shall be amended to extend the current term of this Lease to a revised expiration date of April 30, 2010 ("Extended Term").

3. Section 3. Base Rental. The Base Rental for the extended term shall be as follows:

Time Period	Annual Base Rate	Monthly Base Rental
04/01/07-04/30/07	$0.00	$0.00
05/01/07-04/30/10	$17.50/psf	$3,969.58

4. **Section 4 Operating Expenses** The Operating Expenses Adjustment section of the Lease shall be deleted in its entirety and replaced with the following:

In the event that during the lease term said operating expenses for 2007 or any succeeding calendar year exceed the 2007 Base Year Operating Expenses, Lessee shall pay to Lessor its proportionate share (2.509%) of such increases.

The term "Operating Expenses" shall mean and include those amounts, expenses, and costs of whatsoever nature that Lessor incurs because of or in connection with the ownership, operation, management, repair, or maintenance of the Project and Lessor's personal property used in connection therewith. Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied and shall include, without limitation, the following:

(a) Wages, salaries, fees, related taxes, insurance, benefits, and reimbursable expenses of all personnel engaged in operating, repairing, and maintaining the Project and providing traffic control about the Project; provided, however, that if during the Term such personnel are also working on other projects being operated by Lessor, their wages, salaries, fees and related expenses shall be allocated by Lessor in good faith among all of such projects and only that portion of such expenses allocable to the Project shall be included as an "Operating Expense."

(b) Cost of all supplies and materials used in operating, repairing, and maintaining the Project.

(c) Cost of all utilities for the Project, including, without limitation, water, electricity, gas, fuel oil, heating, lighting, air conditioning, and ventilating.

(d) Cost of all maintenance, security, window cleaning, elevator maintenance, landscaping, repair, janitorial, and other similar service agreements for the Project and the equipment and other personal property of Lessor therein and thereon used in connection with the operation, management, repair or maintenance of the Project.

(e) Cost of all insurance relating to the Project and its occupancy or operations, including but not limited to (i) the cost of rent loss and casualty and liability insurance applicable to the Project or Lessor's personal property used in connection with the operation of the Project, (ii) the cost of business interruption insurance in such amounts as will reimburse Lessor for all losses of earnings and other income attributable to the ownership and operation of the Project, and (iii) the cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords.

(f) All taxes, assessments, and governmental charges and fees of whatsoever nature, whether now existing or subsequently created, attributable to the Project or its occupancy or operation, excluding only income taxes of Lessor and including all such taxes whether assessed to or paid by Lessor or third parties, but excluding such taxes to the extent, if any, that Lessee, any other tenant of the Project, or any other party specifically reimburses Lessor therefore (other than through the payment of Operating Expense reimbursements). Without limiting the generality of the foregoing, if at any time during the term of this Lease, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Project and/or the land and improvements of which the Project is a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Operating Expenses" for the purposes hereof.

(g) Costs of repairs to and maintenance of the Project, excluding any such costs as are paid by the proceeds of insurance, by Lessee, or by other third parties.

(h) A management fee for management services rendered in connection with the Project.

(i) Amortization of the cost of capital investment items which are installed primarily to reduce Operating Expenses for the benefit of all of the Project's tenants or which may be required by any governmental authority. All such costs, including interest costs, shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Lessor according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

(j) Lessor's central accounting costs, and legal, appraisal, and other such third party fees relating to the operation of the Project.

(k) The fair market rental value of Lessor's and the property manager's offices, if any, in the Building.

Notwithstanding the foregoing provisions of this Section "Operating Expenses" shall not include any of the following:

(1) Costs incurred by Lessor for alterations, additions and replacements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except to the extent provided in Section 4(i).

(2) Any costs or expenditures for which (and to the extent) Lessor is entitled to reimbursement by Lessee (other than pursuant to this Article), any other tenant of the Project (other than through the payment of Operating Expense reimbursements), insurance, or condemnation proceeds.

(3) The cost of preparing, renovating, painting, decorating, or otherwise modifying any part of the Building other than Building Common Areas and Floor Common Areas.

(4) Leasing commissions, ground rentals (except to the extent the same may be made to pay insurance or taxes), non-cash items (including, without limitation, depreciation, except to the extent provided in Section 4 (i), and obsolescence), debt service (principal and interest) and other debt costs, and advertising and promotional expenditures.

5. **Exhibit C – Leasehold Improvements**. Lessor shall tender and Lessee shall accept the Leased Premises "AS-IS" CONDITION, with all FAULTS, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose, all of which are hereby disclaimed).

Except as expressly hereby amended, the terms and conditions of the Lease and all subsequent Amendment are ratified and affirmed in all respects.

In Witness Thereof, the undersigned has caused this Third Amendment to Lease to be duly executed effective on this 1st day of March, 2007.

LESSOR	LESSEE
InSite Corporate Park, L.P.,	Enerteck Chemical Corp.
By: InSite CP GP, L.P., its General Partner	
By: InSite Corporate Park GP, L.L.C. its General Partner	
By: [signature] Michael E. Handel	By: [signature] Signature
Title: Vice President	Dwaine Reese Printed Name
	Chairman & CEO Title